Contact: Susan B. Railey                    FOR IMMEDIATE RELEASE
         (301) 468-3120
         Sharon Bramell
         (301) 213-0351


                AIM 84 DECLARES FOURTH QUARTER 2003 DISTRIBUTION
                              OF 3.5 CENTS PER UNIT

               Includes Special Distribution of 1.5 Cents Per Unit


                            ------------------------


     ROCKVILLE, MD, December 19, 2003- - (AMEX/AIA) The general partner of American Insured Mortgage Investors (AIM 84) today declared a distribution for the quarter ended December 2003 in the amount of 3.5 cents per unit. The distribution will be paid on February 2, 2004 to holders of record on December 31, 2003.

The fourth quarter distribution of 3.5 cents per unit includes the following:

o        2 cents per unit regular cash flow; and

o 1.5 cents per unit representing the remaining amount of assignment proceeds due from the defaulted mortgage on Westbrook Apartments.


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